United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 27, 2004

Selective Insurance Group, Inc.
(Exact name of registrant as specified in its charter)

          New Jersey

	0-8641	22-2168890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer No.)

                          40 Wantage Avenue, Branchville, New Jersey 07890

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code	(973) 948-3000

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a - 12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The Indenture covering the registrant's Senior Convertible Notes due 2032 (the "Notes") contains a provision which permits the holders of the Notes, at their option, to convert the Notes into the registrant's common stock in any quarter following a quarter in which the price of registrant's common stock was greater than $35.15 for more than 20 of the last 30 trading days.  Upon a conversion, the registrant has the option to deliver cash or a combination of cash and common stock in accordance with the terms of the Indenture.  Under the terms of the Indenture, the stock price contingency can be waived by the registrant's Board of Directors.  The Board of Directors of the registrant at its quarterly meeting on October 26, 2004, voted  to waive this contingency provision,  and the Notes are now and will continue to be convertible into the registrant's common stock pursuant to the terms of the Indenture.

SIGNATURES
                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                         SELECTIVE INSURANCE GROUP, INC.
                                                                                        (Registrant)

Date:  October 27, 2004

By:         /s/ Michele N. Schumacher

Name:  Michele N. Schumacher, Esq.

Title:  Vice President, Corporate Counsel & Corporate Governance Officer